EXHIBIT 21
HONEYWELL INTERNATIONAL INC.
SUBSIDIARIES OF THE REGISTRANT

Name	Country or State of Incorporation	Percent Ownership
AlliedSignal Aerospace Service LLC	Delaware	100%
BW Technologies Partnership	Canada	100%
BWXT Pantex, LLC	Delaware	41%
Cambridge Quantum Computing Limited	United Kingdom	56%
Cedar Court Indemnity Company	Vermont	100%
COM DEV Europe Limited	United Kingdom	100%
ConverDyn	Delaware	50%
Eclipse, Inc.	Illinois	100%
Elster American Meter Company, LLC	Delaware	100%
Elster GmbH	Germany	100%
Elster Group GmbH	Germany	100%
Elster Metering Limited	United Kingdom	100%
Elster Metering Pty Ltd	Australia	100%
Elster s.r.o.	Slovakia	100%
Elster SAS	France	100%
Elster Solutions, LLC	Delaware	100%
EMS Defense Technologies, Inc.	Georgia	100%
EMS Technologies Canada, Ltd.	Canada	100%
Friedland Doggart Group Limited	United Kingdom	100%
Garrett Thermal Systems Limited	United Kingdom	100%
Grimes Aerospace Company	Delaware	100%
Hand Held Products, Inc.	Delaware	100%
Honeywell (China) Co., Ltd.	China	100%
Honeywell (Tianjin) Limited	China	100%
Honeywell Advanced Materials (China) Co. Ltd.	China	100%
Honeywell Aerospace Avionics Malaysia Sdn Bhd	Malaysia	100%
Honeywell Aerospace de México, S. de R.L. de C.V.	Mexico	100%
Honeywell Aerospace De Puerto Rico, Inc.	Puerto Rico	100%
Honeywell Aerospace GmbH	Germany	100%
Honeywell Aerospace Olomouc s.r.o.	Czech Republic	100%
Honeywell Aerospace Singapore Pte. Ltd.	Singapore	100%
Honeywell Aerospace UK	United Kingdom	100%
Honeywell Aircraft Leasing LLC	Delaware	100%
Honeywell Analytics Asia Pacific Co Ltd	Korea	100%
Honeywell Analytics Inc.	Texas	100%
Honeywell Automation Control Solutions (China) Co Ltd	China	100%
Honeywell Automation India Limited	India	75%
Honeywell Automotive de Mexico, S. de R.L. de C.V.	Mexico	100%
Honeywell Avionics (Shanghai) Co., Ltd.	China	100%
Honeywell B.V.	Netherlands	100%
Honeywell Chile S.A.	Chile	100%
Honeywell Co., Ltd.	Korea	100%

Name	Country or State of Incorporation	Percent Ownership
Honeywell Control Systems Limited	United Kingdom	100%
Honeywell Deutschland Holding GmbH	Germany	100%
Honeywell Electronic Chemicals LLC	Delaware	100%
Honeywell Electronic Materials (Thailand) Co., Ltd.	Thailand	100%
Honeywell Electronic Materials Manufacturing, LLC	Washington	100%
Honeywell Electronic Materials Taiwan Co., Ltd.	Taiwan (Province of China)	100%
Honeywell Energy Services Inc.	Delaware	100%
Honeywell Europe BV	Belgium	100%
Honeywell Federal Manufacturing & Technologies, LLC	Delaware	100%
Honeywell Finance Ontario LP	Canada	100%
Honeywell Fluorine Products Europe B.V.	Netherlands	100%
Honeywell GmbH	Germany	100%
Honeywell Holdings International Inc.	Delaware	100%
Honeywell International (India) Private Limited	India	100%
Honeywell International Sàrl	Switzerland	100%
Honeywell International Sdn. Bhd.	Malaysia	100%
Honeywell International UK Limited	United Kingdom	100%
Honeywell Japan Ltd.	Japan	100%
Honeywell Kuwait Co. Sharing Closed	Kuwait	60%
Honeywell Life Safety Romania SRL	Romania	100%
Honeywell Limited	Australia	100%
Honeywell Limited [Australia]	Australia	100%
Honeywell Limited [Hong Kong]	Hong Kong	100%
HONEYWELL LIMITED HONEYWELL LIMITÉE	Canada	100%
Honeywell Middle East FZE	United Arab Emirates	100%
Honeywell NV	Belgium	100%
Honeywell Performance Materials & Technologies Korea Ltd	Korea, Republic of	100%
Honeywell Performance Materials and Technologies (China) Co Ltd	China	100%
Honeywell Pte. Ltd.	Singapore	100%
Honeywell S.L.	Spain	100%
Honeywell S.r.l.	Italy	100%
Honeywell Safety Products Europe SAS	France	100%
Honeywell Safety Products USA, Inc.	Delaware	100%
Honeywell SAS	France	100%
Honeywell Sensing and Control (China) Co., Ltd.	China	100%
Honeywell Specialty Chemicals Seelze GmbH	Germany	100%
Honeywell Specialty Materials, LLC	Delaware	100%
Honeywell Taiwan Limited	Taiwan (Province of China)	100%
Honeywell Technology Solutions Lab Private Limited	India	100%
Honeywell Teknoloji Anonim Sirketi	Turkey	100%
Honeywell Trading (Shanghai) Co., Ltd.	China	100%
Honeywell Turki-Arabia Limited	Saudi Arabia	76%
Honeywell UK Limited	United Kingdom	100%

Name	Country or State of Incorporation	Percent Ownership
Honeywell Venture Capital LLC	Delaware	100%
Honeywell, S.A. de C.V.	Mexico	100%
Honeywell, spol. s r.o.	Czech Republic	100%
Intelligrated Headquarters, LLC	Delaware	100%
Intelligrated Software, LLC	Delaware	100%
Intelligrated Systems, Inc.	Delaware	100%
Intelligrated Systems, LLC	Delaware	100%
Intermec Technologies (S) Pte Ltd	Singapore	100%
International Turbine Engine Company LLC	Delaware	51%
KAC Alarm Company Limited	United Kingdom	100%
King's Shoe Manufacturing Pte Ltd	Singapore	100%
Life Safety Distribution GmbH	Switzerland	100%
Maxon Corporation	Indiana	100%
Metro (Suzhou) Technologies Co Ltd	China	100%
Morning Pride Manufacturing L.L.C.	Delaware	100%
Novar ED&S Limited	United Kingdom	100%
Novar GmbH	Germany	100%
Novar Systems Limited	United Kingdom	100%
O. & S. Holdings (Vic) Pty Ltd	Australia	100%
Quantinuum LLC	Delaware	100%
Rocky Research	Nevada	100%
Salisbury Electrical Safety L.L.C.	Delaware	100%
Shanghai UOP Ltd.	China	70%
Sinopec Honeywell (Tianjin) Limited	China	55%
Sparta Systems, Inc.	New Jersey	100%
Sperian Protection SAS	France	100%
TRANSNORM SYSTEM GmbH	Germany	100%
Transnorm System Inc.	Delaware	100%
Tridium, Inc.	Delaware	100%
United Sortation Solutions LLC	Maryland	100%
UOP CH Sàrl	Switzerland	100%
UOP India Pvt. Ltd.	India	100%
UOP Limited	United Kingdom	100%
UOP LLC	Delaware	100%
UOP Process Technology Co., Ltd.	China	100%
UOP Russell LLC	Delaware	100%
UOP Services Limited	United Kingdom	100%
Vocollect, Inc.	Pennsylvania	100%
Xi'an System Sensor Electronics Ltd.	China	60%